Exhibit 99.1

FROM:

Newtek Business Services Corp.

http://www.thesba.com

Investor Relations

Contact: Jayne Cavuoto

Telephone: (212) 273-8179 / jcavuoto@thesba.com

Contact: Brett Maas

Telephone: (646) 536-7331 / brett@haydenir.com

Public Relations

Contact: Simrita Singh

Telephone: (212) 356-9566 / ssingh@thesba.com

Newtek Prices and Issues Fifth Small Business Loan Securitization Trust

NEW YORK, December 3, 2014 - Newtek Business Services Corp., (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority®, announced today that it has completed the securitization and sale of $31.7 million of Standard and Poor’s (“S&P”) A-rated Newtek Small Business Loan Trust 2014-1, Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2014-1 (the “Notes”). The Notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of SBA 7(a) Loans made by Newtek Small Business Finance, Inc. (“NSBF”) and overcollateralized by NSBF’s participation interest in the Unguaranteed Interests. Guggenheim Securities, LLC acted as the placement agent for the sale of the Notes and placed this issue with four institutional investors, two of whom were new to the Company’s securitization investment program. The Notes were priced and sold to investors at a yield of 3.60% with an advance rate of 71.0%, net of the reserve fund. This represents a 3.0% improvement on the advance rate and 28 basis point improvement in the overall yield since the Company’s last securitization transaction priced. However, since the yield on two-year Treasury notes increased by 12 basis points over this period, the overall improvement in issuing yield is equivalent to 40 basis points.

Barry Sloane, Chairman, President and Chief Executive Officer of Newtek Business Services Corp. said, “We are extremely pleased to announce our fifth and largest securitization since 2010. As compared with our previous securitizations, this deal had a more favorable advance rate and lower cost of funds. These more attractive terms demonstrate the quality of the loans we originate with consistently strong performance. As we employ our recently raised capital and revolving lines of credit with Capital One, N.A., we expect significant loan funding and balance

Exhibit 99.1

sheet growth in 2015. As a result, we anticipate increased investor demand in our securitizations and to issue larger more cost-effective securitizations in the market on a going forward basis. At the conclusion of this financing, our $60 million Capital One Bank revolving credit facility has been fully paid down with all the loans removed from this credit facility and placed into the securitization trust.”

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is the Authority for the small- and medium-sized business (SMB) market providing a wide range of business services and financial products under the Newtek® brand. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 business accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: The Newtek Advantage™, Electronic Payment Processing, The Secure Gateway, Managed Technology Solutions (Cloud Computing), eCommerce, Business Lending, Insurance Services, Web Services, Data Backup, Storage and Retrieval, Accounts Receivable Financing and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

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